UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2008

Specialized Health Products International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26694	93-0945003
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

585 West 500 South, Bountiful, Utah	84010
(Address of principal executive offices)	(Zip Code)

(801) 298-3360
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

          On March 10, 2008, Specialized Health Products International, Inc. (the “Company ”) entered into an Agreement and Plan of Merger dated as of March 10, 2008 (the “Merger Agreement”), with C. R. Bard, Inc. (“C. R. Bard”) and Pelican Merger Acquisition Sub Co., a wholly owned subsidiary of C. R. Bard (“ Merger Sub ”). C. R. Bard is also a customer of the Company.

Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company as the surviving corporation of the merger (the “Merger ”). At the effective time of the Merger, each share of common stock of the Company then outstanding, other than those held as treasury stock and those owned by C. R. Bard or Merger Sub, and other than those with respect to which appraisal rights are properly exercised, will be converted into the right to receive $1.00 per share in cash, without interest.

The Board of Directors of the Company (the “Company Board”) unanimously approved the Merger Agreement, the Merger and the transactions contemplated thereby, and recommends that the Company’s stockholders adopt the Merger Agreement and thereby approve the Merger and the transactions contemplated by the Merger Agreement.

Completion of the transaction is subject to the affirmative vote of a majority of the Company’s stockholders, expiration or termination of the applicable anti-trust waiting periods and other customary closing conditions. Consummation of the Merger is not subject to a financing condition.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including among others (1) not to (i) solicit proposals relating to alternative proposals to acquire the Company or (ii) subject to certain exceptions to permit the Company Board to comply with its fiduciary duties, enter into discussions concerning or provide confidential information in connection with alternative proposals to acquire the Company, (2) to cause a meeting of the Company’s stockholders to be held to consider the adoption of the Merger Agreement, and (3) subject to certain exceptions, for the Company’s Board to recommend that the Company’s stockholders adopt the Merger Agreement. C. R. Bard and Merger Sub have also made customary representations, warranties and covenants in the Merger Agreement.

The Merger Agreement contains certain termination rights for the Company and C. R. Bard. In addition to other termination rights described in the Merger Agreement, and subject to certain conditions, (1) the Company may terminate the Merger Agreement to accept a Superior Proposal (as defined in the Merger Agreement), and (2) C. R. Bard may terminate the Merger Agreement if the Company’s Board (i) withdraws or modifies (in a manner adverse to C. R. Bard) its approval or recommendation of the Merger and the Merger Agreement, (ii) approves or recommends an alternative proposal to acquire the Company, (iii) recommends that the stockholders of the Company reject the Merger Agreement or the Merger, or (iv) enters into a binding written contract with respect to a Superior Proposal as required by its fiduciary duties under applicable law. The Merger Agreement further provides that, upon termination of the Merger Agreement under certain circumstances, the Company may be obligated to pay C. R. Bard a termination fee of $2,734,945.

In connection with the execution of the Merger Agreement, certain stockholders and officers of the Company holding approximately 29% of the outstanding shares of common stock of the Company entered into a voting agreement with C. R. Bard, in which such stockholders and officers agreed to vote their respective shares of Company common stock in favor of the Merger.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement attached as Exhibit 2.1.

CAUTIONARY STATEMENT

The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transaction described in this Form 8-K, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

Certain of the contractual representations or warranties made by the parties in the Merger Agreement are subject to a standard of materiality that may be different from what stockholders of the Company may view as material to their interests. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all the facts. Investors in the Company’s securities are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This material is not a substitute for the proxy statement and other documents Specialized Health Products International, Inc. will file with the Securities and Exchange Commission (“SEC”) regarding the transaction. The Company intends to file with the SEC a proxy statement and other relevant materials in connection with the Merger. The proxy statement will be mailed to the stockholders of the Company. The Company’s stockholders and investors are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the Company, the Merger and related matters. Investors and stockholders may obtain free copies of these materials (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. A free copy of the proxy statement when it becomes available may also be obtained from Specialized Health Products International, Inc., 585 West 500 South, Bountiful, Utah 84010, Attn. Paul S. Evans. The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the proposed Merger by reading the proxy statement, which will be filed with the SEC.

FORWARD-LOOKING STATEMENTS

This current report and the exhibits furnished herewith contain forward-looking statements related to, among other things, the completion of the Merger and the other transactions contemplated by the Merger Agreement. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement, including, without limitation, the affirmative vote of the Company’s stockholders and expiration or termination of the applicable anti-trust waiting periods and other risks and uncertainties outlined in the Company’s documents filed with the SEC, including the Company’s most recent annual report on Form 10-KSB for the fiscal year ended December 31, 2006 as filed with the SEC. All forward-looking statements and other information in this current report are based upon information available as of the date of this report. Such information may change or become invalid after the date of this report, and, by making these forward-looking statements, the Company undertakes no obligation to update these statements after the date of this report, except as required by law.

Item 2.02 Results of Operations and Financial Condition.

On March 10, 2008, the Company issued a press release announcing financial results for its fourth quarter and year ended December 31, 2007. A copy of the press release is attached hereto as Exhibit 99.1 to this report, and incorporated herein by reference.

The Company will host a conference call at 5:00 p.m. EDT on Monday, March 10, 2008 to discuss the Bard acquisition as well as earnings for the 2007 fiscal fourth quarter ended December 31, 2007. To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (800) 288-8960. International callers should dial (612) 332-0107. This conference call will also be broadcast live over the Internet and can be accessed through a link on the Company’s website at www.shpi.com. To listen to the live call, please go to the Specialized Health Products website at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available by 8:00 p.m. EDT on March 10, 2008 through March 16, 2008 at (800) 475-6701 or (320) 365-3844, using the access code 913619. The replay will also be available shortly after the call on the Specialized Health Products website.

Item 7.01 Regulation FD Disclosure.

On March 10, 2008, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title
2.1	Agreement and Plan of Merger, dated as of March 10, 2008, among Specialized Health Products International, Inc., C. R. Bard, Inc. and Pelican Merger Acquisition Sub Co.*
99.1	Press Release, dated March 10, 2008, announcing the Company’s proposed merger and its financial results for its fourth quarter and year ended December 31, 2007.

*     Schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2008

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

By:  /s/  Jeffrey M. Soinski

Jeffrey M. Soinski

President, Chief Executive Officer, Director

EXHIBIT INDEX

Exhibit No.	Exhibit Title
2.1	Agreement and Plan of Merger, dated as of March 10, 2008, among Specialized Health Products International, Inc., C. R. Bard, Inc. and Pelican Merger Acquisition Sub Co.*
99.1	Press Release, dated March 10, 2008, announcing the Company’s proposed merger and its financial results for its fourth quarter and year ended December 31, 2007.

*     Schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted schedules and exhibits to the Securities and Exchange Commission upon request.